SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2012

Date of Report

(Date of Earliest Event Reported)

GREENPOWER INTERNATIONAL GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54424	45-1877342

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8728 Valley Boulevard, Suite 209

Rosemead, California 91770

(Address of Principal Executive Offices)

(626) 280-8787

(Registrant’s Telephone Number)

The Company is simultaneously filing a registration statement on Form S-1 pursuant to the Securities Act of 1933 for the sale of up to 11,000,000 shares of its common stock by the holders thereof. Certain items indicated below are incorporated by reference to that registration statement and additional detailed information is discussed therein.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On February 10, 2012, the Greenpower International Group Limited (the "Company " or "Greenpower Delaware") effected the acquisition of Greenpower International Group Limited, a company incorporated in the British Virgin Islands (“Greenpower BVI”) through the exchange of 10,000,000 shares of voting common stock of Greenpower Delaware for all the 50,000 outstanding shares of Greenpower BVI at an exchange ratio of 200 shares of Greenpower Delaware for each share of Greenpower BVI (the "Acquisition").

Greenpower BVI has become a wholly owned subsidiary of Greenpower Delaware and Greenpower Delaware has taken over the management and control Greenpower BVI..

Business

The Company is an electrical-use manager that provides light emitting diode (LED) lights, products and energy management services to customers in the People’s Republic of China (“China” or the “PRC”). The Company was incorporated in the State of Delaware in April 2011 and was formerly known as Boxwood Acquisition Corporation (“Boxwood”). On October 28, 2011, Boxwood changed its name to Greenpower International Group Limited (“Greenpower Delaware”).

Prior to the Acquisition, Greenpower Delaware had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such as Greenpower BVI and Guoning (as defined below).

Greenpower BVI has management and voting control of Shenzhen Guoning New Energy Investment Co., Ltd, a company formed under the laws of Guangdong, China (“Guoning”), through a variable investment entity structure. Greenpower BVI was incorporated in the British Virgin Islands in September 2011.

Guoning was formed in January 2011 and was formerly known as Shenzhen Muren Technology Industry Co., Ltd. (“Muren”). Muren was incorporated in March 2004 in the Guangdong Province, Shenzhen City of the PRC as a limited liability company. Prior to January 2011, Muren was in the business of purchasing, assembling, and furnishing customized, made to customer order laboratory equipment, furniture and lighting instruments.

In January 2011, in connection with the execution of an equity transfer agreement, one of Muren’s two shareholders, transferred his ownership to the other shareholder, with the latter shareholder becoming the Chairman of a newly registered entity, Guoning. Pursuant to that agreement, Muren’s prior business in laboratory equipment and furniture was divested to the transferring shareholder, leaving a focus on the LED lighting business going forward in Guoning.

The Company is in the business of energy management, with the primary objective of commercializing energy-saving lighting products and services. The Chinese government is sponsoring tax and other government incentives for companies to enter into energy management contracts (“EMC”) (alternatively known as energy performance contracts (“EPC”)).

A typical EMC is an agreement whereby an industrial business or large user of electricity hires a company to manage their electrical use. The Company presently focuses on entering into EMCs with outdoor advertising (billboard) companies, essentially replacing the traditional lights on the outdoor advertising with LED lights. The Company receives a share of the reduction in the electrical bill received by the customer. The Company also sells LED lights to consumers and businesses via direct sales or wholesale to other retailers.

Guoning began a new LED-centric business model after divesting in its separation with Muren its prior laboratory equipment and furniture business component in 2011. After seven years of concentrating in LED product research and development and related sales, Guoning undertook a new strategic development positioning in 2010, developed ‘Guoning Mode’ based on energy management contracts (EMC) and is transitioning its business model to a professional energy saving service provider. By pursuing this niche market opportunity in the EMC arena, Guoning, which initially focused in 2011 on the field of outdoor advertisement lighting energy saving products, now has developed the capability to become a diversified national energy saving service provider.

The Company has limited operating history and has experienced losses since it started its new LED lighting business. The Company's independent auditors have issued a report raising a substantial doubt about the Company's ability to continue as a going concern.

The Company has found its product specialty in the pillar billboard lighting marketplace, and plans to steadily penetrate into interior lighting (e.g. factories, large shopping malls, offices, hotels, banks and families etc.), and functional lighting (e.g. direction lighting, decorating lighting, traffic lighting, special lighting such as fish-gathering lamp, etc.) markets based on its anticipated strength of product research capabilities. The Company aims to be a professional, comprehensive lighting energy saving service operator and smart energy saving lighting product seller around the world. The Company eventually intends to expand into all areas of lighting products via strategic partnerships with lighting manufacturers.

The Company’s new LED business model focuses essentially on energy performance sharing via replacing customers’ current illumination equipment with energy efficient LED lights and charges based on an agreed percentage of monthly utility bills saved. Currently, the Company’s main services business is through the EMC agreements to market these products and services in China. The Company provides customers with LED lights free-of-charge in exchange for entering into five-year EMC contracts whereby the Company with be entitled to a percentage of the energy savings achieved by the customer on a decreasing scale year –over-year. In the first year, the company with receive 85% of the calculated energy savings, with its share thereafter decrease by five absolute percentage points (5%) each year over the next four years through the end of the five-year term.

The Chinese Government has been promoting the use of LED lighting and the EMC system. The Chinese government has indicated that it would provide a grant and/or reward equal to 15% of the total capital investment made by an organization such as the Company. The Chinese government has also expressed that tax benefits, which include no taxes for the first three years to companies in the energy-savings sector are appropriate.

The Company has 17 affiliate locations (each staffed with two independent contractors) and expects to maintain 6 showroom locations to provide fixed office locations in most provinces in China and in major cities. The Company plans to market directly to the customer without the use of media or public disclosures. Sales are expected to be spread evenly through cities in most Chinese provinces. The Company plans to have customers that are government, private individuals and entities. The Company is currently in the process of developing new products, such as LED lights for tunnels, street lights and fishing boat lights (underwater).

Guoning has established an affiliate branch structure staffed with non-employees rather than directly owned subsidiaries in order to develop franchisees and encourage contractor partners to provide timely and comprehensive services to localized customers in order to promote Guoning. The Company undertakes comprehensive training in all of its affiliate branches and contractors must ensure professional operation work flow. The Company ranks service quality as its top priority to ensure operational quality by providing the best product mix of lighting equipment materials and quality service.

Products

The primary products of the Company are LED lights, specifically for outdoor billboards. The primary service of the Company is the EMC or Energy Management Contract. The Company provides customers with energy efficient and high quality LED lighting at no cost in exchange for a contract that gives the Company a share of the Company’s energy savings.

The product development strategy of the Company is multi-pronged. The Company plans to strengthen cooperation with manufacturers and try to lead the trends of development of products in related fields. In addition, the Company plans to tailor specific approaches to various segments of the LED lighting market. As part of the product development strategy is wider application of LED lighting for household lighting, ceiling lamp, office lighting, district lighting, shopping mall, store, hotel and restaurant, bar, coffee shop, western food store, entertainment area, family night lamp, holiday lamp, solar lighting, city decoration lighting, outdoor high beam lighting, advertisement lighting, airport and bus stop lighting and special lighting.

The Company customizes high-power LED floodlights for the outdoor advertisement lighting market, and committed research power into the project for customizing the LED floodlight. Compared to products of the same category, the advantages of the Company’s LED projector are the following:

*Better heat elimination. Al-Mg alloy heat elimination technology is used to keep working temperatures low, which could reduce heat impact on related electronics, less lumen and longer product life.

*Better sealing: New sealing technologies are applied and fulfill the requirement of precision equipment.

*Better lighting: latest lens technology is used to control projection range, which reduces lighting inefficiency and improves illumination and uniformity.

*Better coloring: the color rendering index reaches above 80 for the Company’s advertising projector, providing better coloring.

*Better stability: core equipment white LED lamp are supplied by Cree America, therefore the product performance is stable.

*Better power saving: Guoning LED floodlight uses 66W to replace 400W (real power consumption 460W) lamp. Most of the LED floodlights in the market use 110W lamp, hence the Company’s LED floodlight is the best power saving projector in the market.

In September 2011, an outdoor LED lighting projector-internationally competing, high beam, and super bright was invented by Guoning. In the same month, after ‘Guoning LED floodlight’ passed professional test and authorized institutional recognition, it had accomplished ‘field lighting effect’ test on pillar billboard located beside Guanghui expressway.

The Company’s Guoning ‘Ouruishi” series LED lighting product offers unique product features and technology advantage. There are 9 categories and 30 more types of LED lighting products from ‘Ouruishi’ series product line, such as LED sensor lamp, human sensor swift, LED scenery lamp, LED daylight lap, sensory halogen lamp, sensory scenery lamp, LED sensory night lamp, LED sensory lamp, LED high power projector. For Guoning ‘Ouruishi’ series LED human infrared sensor lamp, it has smart sensor. Guoning ‘Ouruishi’ series of lighting product use imported LED lighting source, it has qualities such as no UV, no infrared, no radiation, soft lighting effect, no strobe, frequent starting, and it is real green environmental friendly lighting source. Professional heat elimination design and materials ensure best working temperature of the lighting equipment. It has no mercury nor xenon elements inside, convenient for recycling and re-using. Guoning ‘Ouruishi’ series of lighting products have qualities such as strong anti-shock, anti-dust, low power consumption, low voltage, low heat, low lighting temperature, and safe to use. The LED lighting belongs to a solid lighting source, epoxy resin sealed, fixed lighting component, without problems of filament burning, heat deposit, and declined lumen. Its lighting time could reach 30,000 to 50,000 hours, which is 30 times of normal lamp, equals to non-stoppable lighting time above 3 years.

The compared performance between the Company’s LED floodlight and products from same category and 400 watt metal are as follows (with same lighting effect): The time to start the LED light is only a few seconds, whereas the 400W large facility usually requires several minutes. The LED product has lower power driven, low power consumption (single tube 0.05W), higher lighting efficiency (98%). LED lamp conserves 60%-80% of energy than traditional lamp, and it is easier to install and durable. It could work under any situation and environment. Also, the lighting stays within range whereas with bigger lamps it is dispersed, wasting light.

Customer Agreements

Through Guoning, the Company entered into two significant customer relationships during 2011.

In the EMC/EPC business, the Company received its first customer in September 2011 and entered into its first EMC/EPC customer contract at such time with Qingyuan Shangmei Creative Plan Media Ltd. Co. The contract will expire in October 2016. The contract contemplates that the Company would install LED lights at customer locations to establish baseline energy usage for a period of approximately 30 days. Such baseline testing has already been completed (in June/July of 2011) and the testing indicating that the customer would experience savings of approximately 86.9% per month using the LED lights from the test. The Company used the baseline usage number to create a plan showing the monetary amount that the customer would be expected to save each month based on the costs noted during the testing period. Once such baseline usage number was calculated, the parties agreed to a fixed monetary amount due to the Company during each time period in the contract, such monetary amount to be derived based on the cost savings experienced by the customer during the testing period. The contract states, among other things, that the fees to be paid to the Company will begin when 85% savings are achieved and then go down an absolute 5 percentage points per year over the term of the contract. In addition, the contract requires the customer to pay for installation of the LED lights and also to compensate the Company an amount of approximately 2,200 RMB per light if the lights are stolen or damaged by the customer. The customer is also affirmatively required by the contract to maintain the LED lights in a manner so that they do not become damaged.

In the LED lighting segment, the Company entered into an agreement with Komeri Co., Ltd. based in Japan (“Komeri”). Pursuant to the Komeri agreement, Komeri may order various LED lighting products from Guoning, subject to specific terms regarding prices, minimum order quantities and other customary product sale and purchase terms and conditions.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. The Company is attempting to build relationships with key manufacturers and suppliers from whom the Company will obtain materials, equipment and systems that are necessary for the Company to build its products. The most important components acquired by the Company will be screens, printed circuit boards, casing equipment and power boards. The Company anticipates that most of its key suppliers will be located in the People’s Republic of China.

As a lean organization that strongly believes in outsourcing and collaboration with strategic partners, the Company also plans to heavily rely upon third parties to help distribute products on behalf of the Company. These relationships would offer the Company targeted expertise in particular market segments and geographies and allow the Company the ability to work with a dedicated business partner without the need for establishing a large operating overhead. Similarly, the Company plans to build strategic relationships with customer service and technical support organizations that will assist the Company in providing quality service and support to end customers.

The Company is entering into a strategic partnership with China Pacific Insurance to purchase quality insurance, theft insurance, natural disaster insurance such as thunder insurance. The Company also has a long-term cooperative relationship with the cyber source provider Alibaba.

A key supplier of the Company is Cree, which has a strategic supply relationship with the Company to provide LED light bulbs. Cree was established in July 1987, a world leading LED manufacturer. Cree is market leading innovator in lighting level LED, LED lighting and the field of wireless and power adaptor solution. Other component such as integrated adjustable constant current drive power system is imported from Germany. All of the above quality core component suppliers provide a solid foundation for production of quality products.

As a developer and distributor of electrical technology, the Company plans to enter into various licensing, co-development and technology collaboration agreements with developers and owners of the underlying technology. Under these contemplated arrangements, the Company would typically gain the right to commercialize various products and/or technologies jointly developed and/or owned by the other party. Each such arrangement will vary and will have its own economic and commercial terms.

The Company also has an 18-year manufacturing agreement with Guangdong Dongguan Juyang Electronics Limited Company to manufacture LED lights.

Joint Development Agreement

In September 2011, the Company entered into a Joint Development, Customization and Equity Allocation Contract on LED Advertising Lamp (“LED Development Agreement”) with Dongguan Living Style Enterprises Limited (“Dongguan”). Under the LED Development Agreement, Guoning can order product units from Dongguan and pre-agreed prices on a defined timeline of anticipated product acquisitions.

The LED Development Agreements provides that research and development expenses are spent by Dongguan. Further, Dongguan invested to, and granted to, Guoning, with the product patent right, trademark right, software copyright and the domestic marketing exclusivity right. In consideration, Dongguan will be granted 10 million shares in Guoning when such patent rights are received by Dongguan and then duly available to Guoning.

Dongguan is obligated to provide product maintenance for free for five years and product changes service because of the quality issues. In the warranty period, if the equipment is faulty, because of product quality issues, it should be changed by Dongguan without charge. If it is caused by artificial reason, Dongguan will provide services and charge for material expense. Guoning shall prepay RMB 10 million to Dongguan in respect of production lamps to be produced. For the lamp in this design, when Guoning’s delivery quantity exceeds 200,000 lamps, Guoning should deduct in the follow-up orders of 500,000 lamps at average (deduct RMB 20 per lamp) until the deductions from the deposit are complete.

Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on its sales and marketing research and development efforts. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once its products enter the market.

The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s ability to offer its products.

The Company plans to employ a multi-pronged marketing strategy. First, the Company will establish an LED floodlight research and development center. Second, the Company plans to build upon into strategic partnership with its suppliers. Third, the Company plans to maintain the latest technology and conduct research based on real market conditions to ensure application of products. Fourth, the Company plans to build its brand by finding opportunities to present the brand in a favorable light, such as during non-profit events. And, fifth, the Company plans to implement a comprehensive marketing system as set forth below.

The marketing system is built upon precise marketing by utilizing each branch’s connection and precise marketing strategy to reach advertising agencies and their key decision makers. In addition, the Company will establish advertising lighting remote monitoring systems. These systems will provide not just lighting monitoring, theft monitoring, climate advertising monitoring and traffic flow monitoring functions. New projects will be generated from information resources to generate extra income.

Marketing Plan

The general marketing plan of the LED lighting products of the Company is based on the following factors: network marketing, e-commerce, telephone sales, setting up distribution channels, developing of regional agents and other means to promote sales. At the same time, the Company plans to establish a global sales network.

The Company also plans to utilize a promotions and public relations strategy consisting of the following:

1. Series of products are mainly promoted by "one on one" terminal professional publicity.

2. Specialized series of lighting for the flagship products, highlighting the display of terminal illumination application.

3. Let dealers of the enterprise competitors know the point of interest of brand growth by a comprehensive specialized products combination.

4. Participating in model national projects with large-scale influence to expand the publicity of professional lighting.

Operations

The Company plans to employ an outsourced manufacturing model. Accordingly, manufacturing and assembly of electronics products (such as televisions) will be conducted by contract manufacturers, which the Company projects will be primarily located in China and other parts of Asia. In addition, the Company plans to work with service partners who can provide outsourced customer service and technical support on behalf of the Company to customers who purchase the Company’s products.

Revenues

Since its inception, Guoning has focused its efforts on conducting market research and development, and has devoted little attention or resources to actual sales and marketing or generating near-term revenues and profits. The Company has limited revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market and distribute its products to end customers. To date, the Company has developed a market strategy that it believes will lead to near-term revenues for sale of lighting sets and lamps to targeted regions in China.

During 2011, Guoning entered into an EMC sales contract and an LED product sales contract.

THE COMPANY

Variable Investment Entity Structure

On October 26, 2011, the shareholders of Guoning entered into a set of variable investment entity agreements (“VIE Agreements”) with Greenpower BVI. The VIE Agreements specify, among other things, that: (1) Greenpower BVI will provide Guoning with guidance and instructions on daily operations, financial management and employment issues; (2) Greenpower BVI shall have the right to appoint or remove Guoning’s directors and officers; (3) Guoning will pledge its accounts receivable and of its assets to Greenpower BVI; (4) Guoning will not sell, assign, transfer or encumber any assets or interests value at 100 RMB or more, without the written consent of Greenpower BVI; and (5) Guoning will pay 100% of its net revenue to Greenpower BVI for each fiscal year during the term. The term of the foregoing provisions is for 100 years and may be extended at the option of Greenpower BVI for an additional 100 years. In connection with the VIE Agreements, Guoning also granted an irrevocable power of attorney to Greenpower BVI specifying that the latter shall have full authority to act as the former’s attorney in fact for any and all lawful purposes.

The VIE Agreements also grant an exclusive option to Greenpower BVI to purchase any or all of the equity interest in Guoning at any time in next 100 years (subject to extension for an additional 100-year term by Greenpower BVI). In addition, pursuant to the VIE Agreements, all of the shareholders of Guoning have pledged all of their equity interests in Guoning to Greenpower BVI for a term of 100 years (subject to extension for an additional 100-year term by Greenpower BVI). Further, all of the shareholders of Guoning also executed an irrevocable proxy granting Greenpower BVI the right to exercise all of the voting rights in Guoning in the place and stead of the Guoning shareholders. The term of the proxy is for 100 years, subject to extension for an additional 100 years at the option of Greenpower BVI.

On February 6, 2012, in conjunction with the VIE Agreements, each shareholder of Guoning entered into an exclusive option agreement that allows Greenpower BVI to purchase additional shares of Guoning.

On February 6, 2012, in conjunction with the VIE Agreements, Greenpower BVI and Guoning entered into an exclusive business cooperation agreement that provides that Greenpower BVI shall be the exclusive service provide to Guoning and will provide complete technical support, business support and related consulting services. In consideration for such services, Greenpower BVI is entitled to receive fees equal to 100% of the net income of Guoning, such fees being due and payable on a monthly basis. Greenpower BVI also has exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of the agreement, including, but not limited to, copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

On February 6, 2012, in conjunction the exclusive business cooperation agreement and the VIE Agreements, each shareholder entered into a pledge agreement to ensure that Guoning fully performs its obligations under the exclusive business cooperation agreement. Each shareholder pledged to Greenpower BVI all of the shareholders’ equity interest in Guoning as security for the performance of that agreement by Guoning.

The Company may consider an alternate structure or amendments to the VIE Agreements based on the formation of a wholly foreign owned entity in China. Such amendments would affect Guoning and Greenpower BVI as subject entities that are involved in the VIE Agreements.

Employees and Organization

Greenpower Delaware presently has two employees, both of whom are executive officers of Greenpower Delaware.

Guoning presently has approximately 51 employees across its organization, in sales and marketing, service, finance and strategic development.

Each of the employees is full-time and receives a monthly salary and other benefits (as are required pursuant to applicable Chinese law). All employees are provided access to Company health plans, 401(k)-type endowment plans, unemployment insurance provisions and housing allowances, as is required in each instance by applicable Chinese law. In addition, certain employees receive group life insurance benefits through the Company.

Guoning also has 34 independent contractors who have been engaged to provide services at remote branch locations. Each of these branches has two contractors who operate from such branch location. The contractors are typically charged with sales and marketing activities and may earn commissions for their efforts. In addition, certain contractors may perform LED light installation or other field work for the Company.

The Company is internally organized along four principal departments, as described below.

Sales and Marketing: With respect to Sales, this department consists of direct customer sales representatives and showroom sales personnel. In regard to Marketing, this department consists of market development professionals tasked with developing new markets and customers and with advertising employees responsible for the overall advertising and promotions of the Company.

Service: This department consists of customer service representatives who work with existing customers and quality control professionals who monitor the quality of the Company’s products and services as well the overall quality of the operations of the Company.

Finance: The finance organization resembles a traditional finance department, including accounting, risk management and contract management. The department also audits customer energy usage and manages accounts payable and receivable.

Strategic Development: This department consists of human resources, information technology, research and development related to new products and services, and investor relations.

Property

The corporate headquarters of the Company are located in Rosemead, California.

The operating headquarters of the Company through Guoning are located in Shenzhen, Guangdong Province, China. The Company leases there an office building with approximately 5,000 square feet of space. Currently, approximately 50 employees work from such location. The Company would like to obtain larger office space, but is currently in a three year lease with a cost of approximately 20,000 RMB per month.

Guoning also leases an office/warehouse consisting of approximately 3,000 square feet. This facility normally has three employees and is used to store promotional material and temporary storage of products for local delivery. The lease cost of this facility is approximately 1,500 RMB per month.

Guoning also has 17 affiliate offices that are typically leased office spaces that are about 100 square meters and each staffed with two independent contractors. These offices are located in the following provinces: Guangdong, Guizhou, Hainan, Hunan, Jiangsu, Neimenggu, Shandong, Shanxi, Shanghai, and Sichuan. Each of the offices is located in a small physical facility and is staffed with independent contractors. The affiliates are registered with local authorities and licensed to do business under the name of Mr. Zhang, who is the Chairman of the Board. Guoning maintains control of the business licenses allowing such affiliates to operate, but typically they are staffed with contractors instead of employees of Guoning.

Subsidiaries

Greenpower BVI is a wholly owned subsidiary of the Company. The Company has no other subsidiaries, except that Guoning will be consolidated for purposes of the Company’s accounting. Greenpower BVI has management and voting control over Guoning, which comprises the core operations of the Company.

Summary Financial Information

The statements of operations data for the annual periods ending December 31, 2010 and December 31, 2009, respectively, and the balance sheet data at September 30, 2011, are derived from Guoning’s audited financial statements and related notes thereto. As the Company had no operations or specific business plan until the Acquisition, the information presented below is with respect to Guoning, which is controlled by Greenpower BVI (which was acquired by the Company in February 2012 through the Acquisition). Additional information is incorporated by reference to the Registration Statement on Form S-1 concurrently filed.

	Period ending on	Period ending on	Period ending on
	September 30, 2011	December 31, 2010	December 31, 2009
	(unaudited)
Statement of operations data
Net sales	$47,685	$43,417	$38,881
Operating loss	$(205,847)	$(1,338)	$(527)
Net loss from continuing operations	$(206,438)	$(1,301)	$(418)
Net loss	$(208,355)	$(65,921)	$(8,224)
Foreign current translation adjustment	$46,038	$11,843	$(273)
Net comprehensive loss	$(162,317)	$(54,078)	$(8,517)

	At September 30, 2011	At December 31, 2010	At December 31, 2009
	(unaudited)
Balance sheet data
Cash and cash equivalents	$1,787,243	$297,205	$3,053
Other assets	$983,204	$536,973	$517,581
Total assets	$2,770,447	$834,178	$520,634
Total liabilities	$89,913	$491,117	$123,495
Total stockholders’ equity	$2,680,534	$343,061	$397,139

Management's Discussion and Analysis of Financial Condition and Results of Operations

This section is incorporated by reference to the Registration Statement on Form S-1 concurrently filed.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. Also, listed below are certain key members of the Guoning management team:

Name	Age	Position	Year Commenced

Jiong Zhang	43	Chairman of the Board	2011
Yong Luo	48	Director	2011
Xiaoping Liu	48	Chief Executive Officer and Director	2011
Hui Li	44	Chief Financial Officer
Mu Qing Wang	49	Chief Supervisor of Guoning
Ling Yu Zhou	34	Supervisor, Guoning Research
Jiang Li Wu	33	Financial Manager of Guoning
Wen Feng Zhao	35	General Manager of Business Development Department

Jiong Zhang

Jiong Zhang serves as the Chairman of the Board of Directors of the Company. He is also currently the Chairman of the Board of Guoning. Mr. Zhang was the founder of Muren, a predecessor to Guoning. Mr. Zhang has been involved in the development and production of LED smart energy saving lighting and is very familiar with the industry and its market. Mr. Zhang graduated from Hunan (China) Institute of Finance and Economics.

Yong Luo

Yong Luo serves as a member of the Board of Directors of the Company, and was formerly Chief Financial Officer for the Company. Mr. Luo has more than 15 years of experience in marketing, management and business operations. He was instrumental in the development and use of a caller ID telephone for Shenzhen Kang Meisi Communication Co., Ltd. which the company attributes to significantly impacting a large increase in its production value. He is also currently the Chairman of the Board of Global Lock Safety (International) Group Co., Ltd. Under his direction and control, Global Lock Safety (International) Group Co., Ltd. was successfully listed on the London Stock Exchange in 2011. He is also currently a member of the Board of Directors of Guoning. Mr. Luo graduated from Hunan (China) Hengyang Normal University.

Xiaoping Liu

Xiaoping Liu serves as the Chief Executive Officer and a Director of the Company. Mr. Liu is also the Managing Director of Guoning. After retiring from serving as a general manager of a government owned company, Mr. Liu founded a culture communication company. As a corporate planner, Mr. Liu has consulted with many companies and successfully planned and marketed several famous brand names such as "Haier Products Marketing plans""Chain of Cooperative Planning and Program of Qingdao Beef Company" and "China Rural Credit Cooperative Association". Mr. Liu is currently the Chief Executive Officer of Guoning. Mr. Liu graduated from Hunan (China) Communication Polytechnic.

Hui Li

Hui Li serves as the Chief Financial Officer of the Company. Prior to that, she was the Manager of Finance at Shenzhen Huali Pharmaceutical Co., Ltd. during 2006 to 2011. Previously, from 1996 to 2006, she was with Shenzhen Tongren, a public accounting firm, as the audit project manager, who is charged with audit planning, on-site audit process control and audit report issuance. Formerly, Ms. Li was with Hainan Sanya Hexi Urban Credit Cooperatives as a Manager of the Financial Department during 1993 to 1996. Prior to that, from 1989 to 1993, she worked as an accountant at Hunan Xiangtan Bureau of Grain. Ms. Li graduated from Hunan Institute of Finance and Economics in 1989, has a Bachelor degree of Economics, and obtained CPA in China in 1994.

Mu Qing Wang

Mu Qing Wang serves as Chief Supervisor of Guoning, in charge of strategic planning and management of the Company. He is also currently the Director of Chinese Region of Asian industry fund center (Hong Kong) and chief research analyst and editor of Industry Intelligence. He has thirty years of work experience among various fields in software development, high-tech product trading, management consultancy (strategic management, membership service), capital operation and industry education. He was graduated from Beijing University, majoring in technology information.

Ling Yu Zhou

Ling Yu Zhou serves as Supervisor of the Guoning Research team. His key responsibility is to maintain the leadership in technology and ensure the establishment of product quality management system. He previously worked in core technology development for LED Lamp for General Electrics. He performed substantial experiences in LED technology and research, mastered advanced LED product information, and managed to tackle several technology research topics. He obtained his doctorate degree in electronics commerce research from Business School of Chinese University of Hong Kong, and master degree in engineering from Taiwan University.

Jiang Li Wu

Jiang Li Wu serves as Financial Manager of Guoning, and is in charge of corporate financial management. She has comprehensive knowledge in financial management and is experienced in accounting practices, financial and taxation regulations, financial analysis and financial planning, and budget planning and cost control model building.

Wen Feng Zhao

Wen Feng Zhao serves as the General Manager of Business Development Department of Guoning. He has fifteen years of experience in corporate management and project management, and worked in operations management for several public companies. He was graduated from Sustaining Educational School of Beijing Normal University, majoring in marketing and management decision.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's Board of Directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that there are no independent directors at the present time.

Committees and Terms

The Board of Directors has not established any committees of the Board.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company is a party.

Employment Agreements

Greenpower Delaware does not have any outstanding employment agreements with its officers or employees.

Guoning has entered into employment agreements with certain of its employees and officers, including three to six year employment contracts that include monthly compensation and deferred compensation.

Anticipated Officer and Director Remuneration

Greenpower Delaware intends to pay annual salaries to all of its employees and an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities (i.e. a public offering raising capital for the Company). At such time, the Greenpower Delaware anticipates offering cash and non-cash compensation to other employees and directors. In addition, the Company may also offer additional benefits to employees in its sole and absolute discretion.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of Greenpower Delaware’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

	Number of Shares of	Percent of
Name/Position	Common Stock	Class (1)

Jiong Zhang
Chairman of the Board	5,973,600	28%

Yong Luo
Director	4,840,000	23%

Xiaoping Liu
Chief Executive Officer; Director	4,840,000	23%

Hui Li
Chief Financial Officer	0	0%

Lili Bell
5955 N. Walnut Grove Ave
San Gabriel, CA 91775	1,300,000	6%

Moxiang Li
6Third Alley, Daliang Village
Buji St., Longgang District
Shenzhen, Guangdong Province
China	1,000,000	5%

Difan Zhong
2, 15 1-4 Shimatou Yuhu District
Xiangtan, Hunan Province
China	1,000,000	5%

Total owned by officers and directors
(4 persons)	15,653,600	75%

 (1) Based upon 21,000,000 shares outstanding as of the date of this report.

Risk Factors

The Company has limited revenues to date from its new LED business.

The Company has generated minimal revenues to date from its new LED business. To date, most of management’s time, and the Company’s limited resources have been spent in developing strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt about the Company’s ability to continue as a going concern.

In their audited financial report, the company’s independent auditors have issued a comment that unless the Company is able to develop and market its products or obtain financing from other sources, there is a substantial doubt about its ability to continue as a going concern.

The Company has not sold any meaningful quantity of products in its new LED business to date.

Since the inception of its new LED business, the Company has heretofore not sold any meaningful quantity of products, other than sales made in late 2011 to one customer.

No assurance of commercial feasibility or success.

Even if the Company can successfully develop a strategy to market and sell its products or services, there can be no assurance that such products or services will have any commercial advantages. Also, there is no assurance that the products will perform as intended in the marketplace or that the Company’s sales and marketing strategy will be successful.

The Company has limited operating history since commencing its new LED business and EMC business, and as such, it is difficult to assess the Company’s profitability or performance.

Because the Company has limited operating history in its new LED or EMC business, it is impossible to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which to judge its potential. As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.

The Company has a small financial and accounting organization. Being a public company strains the Company's resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company has little experience in commercializing products.

The Company has little experience in commercializing products and managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing product companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive. In addition, although the Company is already a reporting company, the Company’s lack of experience may result, in spite of the successful product development and commercialization, in difficulty in managing the operations and finances of a public company.

The Company entered its first EMC contract only in late September 2011.

The Company only recently entered into its first EMC contract and has not yet fully performed the entire agreement. Although the Company delivered LED equipment and set up the EMC relationship with this customer, there is no certainty that the Company can perform satisfactorily during the duration of the entire contract term. If the Company is unable to complete its performance, it will not receive the revenues expected and such incomplete performance may hinder its ability to enter into any similar contracts or arrangements in the future.

EMC/EPC is still a new model and remains broadly untested.

While the EMC/EPC business and service model holds promise, the model is still not firmly established in the marketplace. It is possible that customers may not adopt this model and/or the Company’s service offering.

The Company may not be able to adequately track energy usage metrics under its EMC contracts.

The long-term success and viability of the EMC programs depends to a great degree on the ability of the Company to track and monitor usage, and perform audits where necessary. If the Company is unable to perform such tracking or has systems and processes in effect that make such tracking auditing difficult, the EMC business may be difficult for the Company to effectively manage.

The Company may not accurately assess baseline energy amounts or unforeseen circumstances may render baseline forecast outdated or obsolete.

In its EMC/EPC customer agreements, the Company is expected to derive revenues based on energy savings achieved over baseline amounts calculated by the Company. If the Company improperly estimates baseline amounts or if energy costs, usage or other external factors result in a customer not achieving energy savings, the Company may not receive revenues from such customer even though the Company has attempted in good faith to perform the contract with the customer.

The EMC/EPC model is a contingent compensation model that links the Company’s fees and compensation to achievement of energy savings in the future.

The EMC/EPC model is a contingent compensation model in that the Company typically earns fees based on performance in future periods. If energy savings are not achieved, whether due to reasons in the Company’s control or external factors, the Company may not receive compensation (or may receive compensation less than expected) and ultimately may not be profitable even though it has entered into customer contracts in the EMC line of business.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

Date	Name	Number of Shares

April 20, 2011	Tiber Creek Corporation	10,000,000 (9,750,000 Redeemed)
April 20, 2011	MB Americus, LLC	10,000,000 (9,750,000 Redeemed)

On October 31, 2011, the Company, as part of its change in control, issued 10,500,000 shares of its common stock to 50 all of whom except one are residents of the People's Republic of China. Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

On February 10, 2012, the Company issued an aggregate of 10,000,000 shares to 50 shareholders of Greenpower International Group Limited, a company incorporated in the British Virgin Islands through the exchange of such 10,000,000 shares of voting common stock of Greenpower Delaware for all the outstanding shares of Greenpower BVI at an exchange ratio of 200 shares of Greenpower Delaware for each share of Greenpower BVI. All the shareholders, except one, of Greenpower BVI are residents of the People's Republic of China.

ITEM 5.02 Departure of Directors or Certain Officers

The former Chief Financial Officer Yong Luo has been replaced with Hui Li. Mr. Yong remains as a director of the Company.

ITEM 5.06 Change in Shell Company Status

The Company has acquired Greenpower BVI which has a defined business plan and has commenced operations.

ITEM 9.01 Financial Statements and Exhibits

The financial statements for the years ended December 31, 2009 and 2010 and for the period ended September 30, 2011 for the Company and Greenpower BVI as well as well as those for Shenzhen Guoning New Energy Investment Co. are incorporated by reference to the Company’s registration statement filed on Form S-1.

Exhibits

2.1	Stock exchange agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

GREENPOWER INTERNATIONAL GROUP LIMITED

Date: February 13, 2012	/s/ Xiaoping Liu
Chief Executive Officer